STARFIGHTERS SPACE, INC.

October 6, 2026

All Canadian Securities Regulatory Authorities

Dear Sirs:

Re: Annual Meeting of Starfighters Space, Inc.

Starfighters Space, Inc., a Delaware corporation, whose common stock is registered under section 12(b) of the United States Securities Exchange Act of 1934, as amended, advises of the following with respect to the upcoming meeting of security holders:

Company:	Starfighters Space, Inc.
Meeting Type:	Annual Meeting
CUSIP#: ISIN#:	85529M104 US85529M1045
Class of Security entitled to receive Notice:	Common
Class of Security entitled to vote at Meeting:	Common
Record Date for Notice:	October 27, 2026
Record Date for Voting:	October 27, 2026
Beneficial Ownership Determination Date:	October 27, 2026
Meeting Date:	December 17, 2026
Place of Meeting:	Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia, Canada
Company sending materials directly to NOBOs:	No
Company to pay for delivery of materials to OBOs:	Yes
Notice-and-Access for Registered Holders:	Yes
Notice and Access for Beneficial Holders:	Yes

If you require further information, please contact the undersigned.

Yours truly,

STARFIGHTERS SPACE, INC.

Per "Tim Franta"

Tim Franta,
Chief Executive Officer